United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2024

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Stock Plan

On March 29, 2024, iCoreConnect Inc. (the “Company”) Board of Directors (the “Board”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the amendment of the Company’s 2023 Stock Plan (the “Plan”), subject to approval by the Company’s stockholders at its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to increase the aggregate number of shares of Company common stock that may be issued pursuant to Awards (as defined in the Plan) by 11,000,000 shares (the “Plan Amendment”).

Management Incentive Plan

On March 29, 2024, the Compensation Committee approved a management incentive plan pursuant to which it agreed to issue ten-year options with an immediate vest to purchase shares of Company common stock at an exercise price of $3.10 per share, subject to the approval of the Plan Amendment at the Annual Meeting, to the following officers, among other employees, (i) Robert McDermott, Chief Executive Officer and President – options to purchase 1,817,742 shares of Company common stock; (ii) Archit Shah, Chief Financial Officer – options to purchase 482,259 shares of Company common stock; (iii) David Fidanza, Chief Information Officer – options to purchase 352,420 shares of Company common stock; (iv) Muralidar Chakravarthi, Chief Technology Officer – options to purchase 352,420 shares of Company common stock; (v) Jeffrey Stellinga, Vice President – options to purchase 352,420 shares of Company common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: April 3, 2024	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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